                      AGREEMENT AND PLAN OF REORGANIZATION

                                      among

                      THE INSURANCE RESOURCE CENTER, INC.,

                              TIMOTHY JAMES HIGHAM,

                           CAMERON M. HARRIS & COMPANY

                                       and

                          HOMECOM COMMUNICATIONS, INC.


                           Dated as of April 15, 1998


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                                TABLE OF CONTENTS

    THIS TABLE OF CONTENTS IS NOT PART OF THIS AGREEMENT BUT IS ATTACHED FOR CONVENIENCE ONLY.

ARTICLE I     EXCHANGE OF SHARES

         Section 1.1     Method of Exchange                                1
         Section 1.2     Exchange Rate                                     1
         Section 1.3     Allocation Between the Stockholders.              2
         Section 1.4     Registration of HomeCom Shares.                   2
         Section 1.5     Additional Registration Rights                    2

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF IRC AND THE STOCKHOLDERS

         Section 2.1     Corporate Organization                            3
         Section 2.2     Authorization                                     4
         Section 2.3     No Violation                                      4
         Section 2.4     Subsidiaries and Investments                      4
         Section 2.5     Stock Record Book                                 4
         Section 2.6     Title to Stock                                    4
         Section 2.7     Options and Rights                                5
         Section 2.8     Financial Statements                              5
         Section 2.9     Employees                                         5
         Section 2.10    Absence of Certain Changes                        6
         Section 2.11    Contracts                                         6
         Section 2.12    Title and Related Matters                         7
         Section 2.13    Litigation                                        7
         Section 2.14    Tax Matters                                       7
         Section 2.15    Intellectual Property                             8
         Section 2.16    Commissions                                       8
         Section 2.17    Disclosure                                        8

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF HOMECOM

         Section 3.1     Corporate Organization                            8
         Section 3.2     Authorization                                     9
         Section 3.3     No Violation                                      9
         Section 3.4     Title to HomeCom Shares                           9
         Section 3.5     HomeCom Shares Outstanding                        9
         Section 3.6     Financial Statements                             10
         Section 3.7     Absence of Certain Changes                       10
         Section 3.8     Litigation                                       11
         Section 3.9     Commissions                                      11
         Section 3.10    Disclosure                                       11

ARTICLE IV    OTHER AGREEMENTS

         Section 4.1     Further Assurances                               11
         Section 4.2     Distributions and/or Expenditures of

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                         Cash and/or Assets.                              11
         Section 4.3     Tax Returns                                      12
         Section 4.4     Continued Use of Product by CMH                  12
         Section 4.5     Continued Use of CMH Facilities
                         and Utilities.                                   12
         Section 4.6     Noncompetition Agreement.                        12

ARTICLE V     CONDITIONS TO THE OBLIGATIONS OF HOMECOM

         Section 5.1     Representations and Warranties                   12
         Section 5.2     Consents and Approvals                           13
         Section 5.3     No Material Adverse Change                       13
         Section 5.4     Secretary's Certificate                          13
         Section 5.5     Employment Agreement.                            13
         Section 5.6     Termination of Stockholders'
                         Agreement                                        13
         Section 5.7     Resignations                                     13
         Section 5.8     Closing Date Balance Sheet                       13
         Section 5.9     Maximum Amount of Total Issuance                 13
         Section 5.10    Legal Opinion.                                   14
         Section 5.11    Other Documents                                  14

ARTICLE VI    CONDITIONS TO THE OBLIGATIONS OF IRC AND THE STOCKHOLDERS

         Section 6.1     Representations and Warranties                   14
         Section 6.2     Consents and Approvals                           14
         Section 6.3     Employment Agreement.                            14
         Section 6.4     Other Documents.                                 14

ARTICLE VII   CLOSING

         Section 7.1     Closing                                          15
         Section 7.2     Exchange of Shares.                              15

ARTICLE VIII  SURVIVAL OF TERMS; INDEMNIFICATION

         Section 8.1     Survival                                         15
         Section 8.2     Indemnification by the Stockholders              15
         Section 8.3     Indemnification by HomeCom                       16
         Section 8.4     Third Party Claims                               17

ARTICLE IX    GENERAL PROVISIONS

         Section 9.1     Amendment and Modification                       17
         Section 9.2     Waiver                                           17
         Section 9.3     Notices                                          18

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         Section 9.4     Assignment                                       18
         Section 9.5     Governing Law                                    19
         Section 9.6     Counterparts                                     19
         Section 9.7     Entire Agreement                                 19
         Section 9.8     No Benefit                                       19
         Section 9.9     Severability                                     19
         Section 9.10    Expenses                                         19
         Section 9.11    Tax Implications of Stock Exchange.              20

SCHEDULES

         2.9             Payment of Wages and Other Compensation
         2.10            Certain Changes
         2.11            Contracts
         2.12(a)         Owned Property
         2.12(b)         Liens
         2.12(c)         Leased Property
         2.15            Intellectual Property
         3.5             HomeCom Stock Information
         3.7             Certain Changes
         3.8             HomeCom Litigation

EXHIBITS

         A               Higham Employment Agreement
         B               IRC Action by Unanimous Consent

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is entered into effective as of the 15th day of April, 1998, between and among HOMECOM COMMUNICATIONS, INC., a Delaware corporation ("HOMECOM"), TIMOTHY JAMES HIGHAM, a resident of the State of North Carolina ("HIGHAM"), CAMERON M. HARRIS & COMPANY, a North Carolina corporation ("CMH")(Higham and CMH collectively referred to hereinafter as the "STOCKHOLDERS" and individually as a "STOCKHOLDER"), and THE INSURANCE RESOURCE CENTER, INC., a North Carolina corporation ("IRC").

                                    RECITALS

         WHEREAS, Higham owns 510 shares of IRC $1.00 par value voting common stock, and CMH owns 490 shares of IRC $1.00 par value voting common stock, the 1,000 shares constituting all of the issued and outstanding shares of capital stock of IRC (the "IRC SHARES");

         WHEREAS, IRC is in the business of designing Web sites and providing other Internet services (the business of IRC is hereinafter referred to as the "BUSINESS" or the "BUSINESS");

         WHEREAS, it is the intention of the parties hereto that all of the IRC Shares shall be acquired by HomeCom solely in exchange for HomeCom $.0001 par value voting common stock in such numbers as described herein (the "HOMECOM SHARES");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                               EXCHANGE OF SHARES

SECTION I.1.        Method of Exchange. At the Closing Date (as defined in
Section 7.1 hereof), on the terms and subject to the conditions set forth in this Agreement, the Stockholders agree to deliver to HomeCom stock certificates representing all of the IRC Shares, duly endorsed for transfer, free and clear of all liens, encumbrances or restrictions of any kind ("Liens"). In exchange for the IRC Shares, HomeCom will on the Closing Date issue and deliver HomeCom Shares to the Stockholders. The number of HomeCom Shares to be issued and delivered to the Stockholders shall be determined as provided in Section 1.2 below. The HomeCom Shares shall be allocated between the Stockholders as provided in Section 1.3 below. The parties hereto agree that


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this exchange shall constitute a tax-free reorganization under IRC Section
368(a)(1)(B).

SECTION I.2. Exchange Rate. The number of HomeCom Shares for which the IRC Shares shall be exchanged shall be determined as follows: At the Closing Date, Seven Hundred Fourteen Thousand Dollars ($714,000) shall be divided by the average closing price of a HomeCom Share on the Nasdaq Small Cap(TM) Market for the period commencing on March 10, 1998 and ending on the day preceding the Closing Date, determined by adding together the closing price of a HomeCom Share for each day during such period, and dividing the result by the number of trading days contained in such period (the number of HomeCom Shares so determined shall be referred to hereinafter as the "TOTAL ISSUANCE"). HomeCom shall pay any and all applicable stamp tax payable on the issuance of the HomeCom Shares. The Total Issuance of HomeCom Shares shall be issued to the Stockholders on the Closing Date.

SECTION I.3. Allocation Between the Stockholders. The HomeCom Shares shall be allocated between the Stockholders pro-rata, with Higham receiving 51% and CMH receiving 49%, respectively.

SECTION I.4. Registration of HomeCom Shares. At the Closing, the Total Issuance shall consist of unregistered HomeCom Shares. As soon as practical after the Closing, but in no event later than June 30, 1998, HomeCom shall cause fifty percent (50%) of the HomeCom Shares issued to be registered pursuant to a registration statement filed with and declared effective by the United States Securities and Exchange Commission. If the HomeCom Shares are not so registered by June 30, 1998, then HomeCom shall pay to the Stockholders a penalty fee of ten percent (10%) per month of the original number of HomeCom Shares to be registered, to be paid monthly in newly issued HomeCom Shares, which shall also then be registered as provided herein.

SECTION I.5. Additional Registration Rights. With respect to that fifty percent (50%) portion of the Total Issuance which is not required to be registered as provided in Section 1.4 above, HomeCom agrees that if at any time within one (1) year after the date hereof (the "Registration Rights Period") HomeCom proposes to register any capital stock under the Securities Act of 1933, as amended (the "ACT") involving an underwritten public offering, then HomeCom shall give prompt written notice thereof to the Stockholders. Such notice shall set forth the intended plan of distribution of the securities proposed to be registered. Notwithstanding the foregoing, in the event that either Stockholder is deemed an Affiliate for purposes of Rule 144 of the Act, then the Registration Rights Period shall be extended an additional one (1) year. Further, in the event that any


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Stockholder is unable to sell its HomeCom shares pursuant to Rule 144 of the Act due to volume limitations, then the Registration Rights Period shall be further extended to a maximum period of two and one-half (2 1/2) years from the date hereof.

         In the event the proposed registration of HomeCom Shares involves an underwritten public offering, if the representative of the underwriters participating in the sale and distribution of the HomeCom Shares covered by said registration statement agrees that a number of outstanding HomeCom Shares (the "Permissible Secondary Shares") may be included in the offering covered by the registration statement, then HomeCom's notice shall afford each Stockholder an opportunity to elect to include in such filing all or any part of the HomeCom Shares then owned by such Stockholder. Each Stockholder shall have fifteen (15) days after receipt of the HomeCom notice to notify HomeCom in writing of the number of HomeCom Shares (the "Elected Shares") which such Stockholder elects to include in the offering. The Elected Shares shall be included in the offering to the extent permitted by the representative and pro-rata with those of all other selling stockholders. If the aggregate number of Elected Shares that the Stockholders desire to include in such filing exceeds the number of Permissible Secondary Shares, then each Stockholder shall be entitled to include that number of HomeCom Shares that bears the same ratio to the number of Permissible Secondary Shares as the number of Elected Shares that such Stockholder desires to include bears to the number of Elected Shares that all HomeCom stockholders desire to include.

         The inclusion in such filing of Elected Shares shall be upon the condition that such Stockholder sell his HomeCom Shares to the underwriters on the same terms and conditions as HomeCom. HomeCom shall afford the Stockholders the right to participate in each underwritten registration until such time as the Stockholders shall have had an opportunity (whether or not availed of) to participate fully in effective registrations.

         HomeCom shall bear those certain expenses incurred in connection with a registration as contemplated in this Section 1.5, including, without limitation, all registration, filing, qualification, printer's and accounting fees incurred in connection with such registration. The Stockholders shall pay any underwriting commissions or discounts attributable to their respective Elected Shares.


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                                   ARTICLE II.

           REPRESENTATIONS AND WARRANTIES OF IRC AND THE STOCKHOLDERS

         IRC and the Stockholders hereby represent and warrant to HomeCom as follows with respect to IRC (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of each individual Stockholder and of IRC):

SECTION II.1. Corporate Organization. IRC is a corporation duly organized, validly licensed and existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted.

SECTION II.2. Authorization. The Stockholders and IRC each have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of IRC has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on IRC's part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Stockholders and IRC, enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

SECTION II.3. No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Stockholders and IRC do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, or (b) constitute a default or event of default under (with due notice, lapse of time or both): (i) the charter or by-laws of IRC, or (ii) any agreement to which IRC or any of the Stockholders is subject, or (iii) to the best knowledge of Stockholders, any applicable law. All consents, authorizations, orders, filings and registrations which IRC is required to obtain have been obtained or will be effective prior to the Closing.

SECTION II.4. Subsidiaries and Investments. IRC has no interests, subsidiaries or investments in any person.

SECTION II.5. Stock Record Book. The stock record book of IRC is complete and correct in all material respects. No shares of capital stock of IRC are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. There are 100,000 shares of common stock of IRC authorized and no shares held in the treasury. The IRC Shares constitute all of the issued and outstanding capital stock of IRC.


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SECTION II.6.       Title to Stock. The IRC Shares have been duly authorized
and validly issued and are fully paid and nonassessable. The IRC Shares were issued pursuant to applicable exceptions from registration under Federal securities laws and the securities laws of the State of North Carolina and will be exchanged pursuant to this Agreement free and clear of all Liens. The Stockholders are the true and lawful owners of the IRC Shares. Upon the First Issuance of the HomeCom Shares to the Stockholders in accordance with this Agreement, the Stockholders will convey to HomeCom good and marketable title to the IRC Shares, free and clear of all Liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Stockholders to HomeCom at the Closing will be sufficient to transfer the Stockholders' entire interest, legal and beneficial, in the IRC Shares.

SECTION II.7. Options and Rights. There are no outstanding subscriptions, options, warrants, rights, puts, calls, convertible securities or other contracts by which IRC is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any person has a right to purchase or to acquire, through conversion or otherwise, shares of IRC's capital stock. Except as otherwise disclosed on IRC's Financial Statements (as hereinafter defined) there are no securities or other instruments containing anti-dilution or similar provisions and there are no outstanding debt instruments of any kind.

SECTION II.8. Financial Statements. The Stockholders have delivered to HomeCom correct and complete copies of the unaudited balance sheet of IRC as of December 31, 1997 and the related statement of income for the fiscal year reporting period then ended (the "FINANCIAL STATEMENTS"). The Financial Statements (a) have been prepared in accordance with the books and records of IRC and (b) fairly present the financial condition and results of operations and cash flows of IRC as of, and for the period ended on, such date. The Financial Statements do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances in which they were made not misleading.

SECTION II.9.       Employees.

(a) Payment of Wages and Other Compensation. IRC has paid or made provision for the payment of all salaries and accrued wages, bonuses, deferred compensation, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective


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

bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. Schedule 2.9 sets forth all such unpaid and accrued amounts.

(b) Employment Contracts. Except for the Employment Agreement of Higham, which shall be superseded at closing, IRC is not a party to any outstanding employment agreements or contracts (whether oral or written) with officers or employees or others that are not terminable at will without penalty or payment of any kind. Except as may be contained in the Web Site Development and Hosting Services Agreement with IVANS, Inc., dated March 14, 1997, as amended and as contained in the Employment Agreement to be entered into by Higham contemporaneously herewith, there are no contracts, agreements or understandings to which IRC or any of the Stockholders is a party or under which any such entity or person is in any way bound which restricts or precludes such persons or entities from competing in any geographic area or business segment.

SECTION II.10.      Absence of Certain Changes. Except as set forth in
Schedule 2.10, since December 31, 1997, IRC's business has been operated in the ordinary course, and there has been no: (a) material adverse change in the business, properties, financial statements, business prospects, customers, condition (financial or otherwise) or results of operations of IRC; (b) damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of IRC; (c) increase in the compensation payable to or to become payable by IRC to its employees, officers, directors, stockholders, consultants or independent contractors other than in the ordinary course of business; (d) entry by IRC into any contract not in the ordinary course of business; (e) entry into or renewal of any lease by IRC without the prior written consent of HomeCom, (f) sale, assignment, lease, distribution, disposal or transfer of any assets or properties of IRC except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss materially affecting IRC or its business; or (g) amendment or termination of any of IRC's permits or material contracts. Other than general industry events or trends, IRC and the Stockholders know of no event, liability, development or circumstance which has occurred or exists, or which is likely to occur or exist, with respect to IRC or its business, properties, prospects, operations or financial condition, which could be material to HomeCom's future operation of IRC.


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

SECTION II.11.      Contracts.

(a) Generally. Except as listed in Schedule 2.11, IRC is not a party to any material (for purposes hereof, material is defined to involve aggregate payments of $5,000 or more) agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral, relating to:

                (i) The borrowing or loaning of money to or from any Person or the mortgaging, pledging or otherwise placing a lien on any asset of IRC;

                (ii)     A guarantee of any obligation;

                (iii) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal;

                (iv)     Sales, commissions, advertising or marketing;

                (v)      Unconditional purchase or payment obligations;

                (vi)     Restricting in any way the sale of the IRC Shares;

                (vii)    Tax obligations of any kind; or

                (viii) Any other contract not of the type covered by any of the foregoing items of this Section 2.11(a) requiring total annual payments by IRC in excess of five thousand dollars ($5,000), other than the CMH loan to IRC which shall have been repaid prior to Closing.

(b) Compliance. IRC is not in default or breach of any contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.11). No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by IRC under any contract to which it is subject.

SECTION II.12.      Title and Related Matters.

(a) Owned Property. Set forth in Schedule 2.12(a) is a description of all real and personal property owned by IRC. IRC has valid and marketable title to all such property, free and clear of all Liens, except as set forth in Schedule 2.12(b).


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(b)                 Leased Property. Set forth in Schedule 2.12(c) is a
description of all real and personal property leased or used by IRC. Except as otherwise set forth in Schedule 2.12(c), IRC's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by IRC under any such lease. All rent and other amounts due and payable with respect to each of IRC's leases have been paid through the date of this Agreement.

SECTION II.13.      Litigation.

(a) IRC is not engaged in or a party to, or threatened with, any claim, controversy, investigation, legal action or other proceeding, whether or not before any court, governmental or regulatory authority or administrative agency;

(b) IRC is not a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any governmental agency or by any other person against IRC; and

(c) Neither the Stockholders nor IRC knows of any valid basis for any of the foregoing.

SECTION II.14. Tax Matters. As used herein, the term "TAX" or "TAXES" means any income, ad valorem, estimated, sales, use, excise, franchise, withholding, payroll, employment and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing authority, federal, state, local or foreign. IRC has timely filed all federal, state, local and foreign tax reports, returns, information returns and any other documents required to be filed by it (collectively, "TAX RETURNS") and has duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods ending on or prior to or including the Closing Date have been fully paid or reserved against on the Financial Statements and on the books of IRC. All Taxes which are required to be withheld or collected by IRC have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state, local or foreign authorities or properly segregated or deposited as required by applicable regulations. There are no Liens for Taxes upon any property or assets of IRC, except for Liens for Taxes not yet due and payable. Other than 1997 and 1998 Federal and State income taxes and 1997 and 1998 personal property taxes, if any, there are no unpaid Taxes in any material amount claimed to be due by


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

the taxing authority of any jurisdiction and the Stockholders know of no basis for any such claim.

SECTION II.15. Intellectual Property. Schedule 2.15 sets forth a complete and accurate list of the proprietary rights owned or used by IRC. If necessary, IRC owns or holds valid licenses to use all proprietary rights used in the operation of its business as presently conducted and proposed to be conducted. IRC and the Stockholders do not have any knowledge of any infringement by IRC of the intellectual property rights of any other person, nor of any infringement by any person of the intellectual property rights of IRC.

SECTION II.16. Commissions. There are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Stockholders or IRC.

SECTION II.17. Disclosure. Neither this Agreement nor any of the Schedules attached hereto contains any untrue statement of a material fact or omits any material fact necessary to make each statement contained in this Article II not misleading.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF HOMECOM

         HomeCom hereby represents and warrants to the Stockholders and IRC as follows:

SECTION III.1. Corporate Organization. HomeCom is a corporation duly organized, validly licensed and existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted.

SECTION III.2. Authorization. HomeCom has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of HomeCom has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on HomeCom's part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of HomeCom, enforceable against it in accordance with its terms, subject to


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

equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

SECTION III.3. No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by HomeCom do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), or (c) require any authorization, consent, approval, exemption or other action by, or notice to, any person pursuant to (i) the charter or by-laws of HomeCom, or (ii) any agreement to which HomeCom is subject, or (iii) to the best knowledge of HomeCom, any applicable law. All consents, authorizations, orders, filings and registrations which HomeCom is required to obtain have been obtained or will be effective prior to the Closing.

SECTION III.4. Title to HomeCom Shares. HomeCom's authorized stock consists of 15,000,000 shares, of which there are currently, as of March 31, 1998, 3,286,147 shares issued and outstanding. The issuance of the HomeCom Shares as contemplated herein has been duly authorized, and when issued as contemplated herein the HomeCom Shares will be validly issued, fully paid and nonassessable, and the Stockholders will have good and marketable title thereto, free and clear of all liens whatsoever. The HomeCom shares are presently trading on the Nasdaq Small Cap(TM) Market and HomeCom is in full compliance with any and all applicable rules and regulations under the Act applicable thereto and to the issuance of its capital stock from time to time, including as part of this transaction.

SECTION III.5. HomeCom Shares Outstanding. Except as set forth on Schedule 3.5, since March 10, 1998, except as contemplated in this Agreement (and except that the numbers of authorized and issued shares of HomeCom stock is as at March 31, 1998), HomeCom:

(a) has not paid or declared, and through the Closing will not pay or declare, any dividend or other distribution on HomeCom Shares;

(b) has not merged or consolidated with, or committed itself to merge or consolidate with, any other corporation, and through the Closing will not merge or consolidate with, or commit itself to merge or consolidate with, any other corporation;

(c) has not split or committed itself to split the HomeCom Shares, and through the Closing will not split, or commit itself to split, the HomeCom Shares.


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
SECTION III.6. Financial Statements. HomeCom has delivered to the Stockholders and IRC correct and complete copies of the audited balance sheet of HomeCom as of December 31, 1997 and the related statement of income for the fiscal year reporting period then ended (the "HOMECOM FINANCIAL STATEMENTS"). The HomeCom Financial Statements (a) have been prepared in accordance with the books and records of HomeCom and (b) fairly present the financial condition and results of operations and cash flows of HomeCom as of, and for the period ended on, such date.

SECTION III.7.      Absence of Certain Changes. Except as set forth in Schedule
3.7 and except as disclosed on HomeCom's public filings with the United States Securities and Exchange Commission (the "SEC Filings") (full and complete copies of which have been delivered to IRC and the Stockholders prior to Closing), since December 31, 1997, HomeCom's business has been operated in the ordinary course of business, and there has been no: (a) material adverse change in the business, properties, financial statements, business prospects, customers, condition (financial or otherwise) or results of operations of HomeCom; (b) damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of HomeCom; (c) increase in the compensation payable to or to become payable by HomeCom to its employees, officers, directors, stockholders, consultants or independent contractors other than in the ordinary course of business; (d) entry by HomeCom into any contract not in the ordinary course of business; (e) entry into or renewal of any lease by HomeCom not in the ordinary course of business, (f) sale, assignment, lease, distribution, disposal or transfer of any assets or properties of HomeCom except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss materially affecting HomeCom or its business; or (g) amendment or termination of any of HomeCom's permits or material contracts.

SECTION III.8.      Litigation.

(a) Except as set forth on Schedule 3.8 or in the SEC Filings, HomeCom is not engaged in or a party to, or threatened with, any material claim, controversy, investigation, legal action or other proceeding, whether or not before any court, governmental or regulatory authority or administrative agency, which is pertinent to this transaction and/or which is not in the ordinary course of HomeCom's business;

(b) Except as set forth on Schedule 3.8, HomeCom is not a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any governmental agency or by any other person against HomeCom; and

(b)                 HomeCom knows of no valid basis for any of the foregoing.

SECTION III.9. Commissions. There are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of HomeCom.

SECTION III.10. Disclosure. Neither this Agreement nor any of the Schedules attached hereto contains any untrue statement of a material fact or omits any material fact necessary to make each statement contained in this Article III not misleading.

                                   ARTICLE IV.

                                OTHER AGREEMENTS

         The parties hereto further agree as follows:

SECTION IV.1. Further Assurances. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing.

SECTION IV.2. Distributions and/or Expenditures of Cash and/or Assets. IRC shall not have made since December 31, 1997 any distributions or payments of cash or other assets of the Company except in the ordinary and customary operations of the Company's business and except in repayment of an approximately $67,000 loan from CMH to the Company. B. Tax Returns. The parties shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records (including, but not limited to, accounting records and accountants' work papers) and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. The parties agree that the Stockholders shall have no obligation to prepare Tax Returns pertaining to the operations of IRC after December 31, 1997 or to pay any Taxes arising therefrom. The Stockholders will cooperate with and supply all information in their possession to HomeCom in the preparation of IRC's 1998 Tax Returns.

SECTION IV.3. Continued Use of Product by CMH. Following the Closing, CMH shall have the continuing right to use at no further cost IRC's Certificates Direct product for as long thereafter as it shall desire, provided that such use is solely for CMH's own purposes, and CMH does not re-sell or otherwise distribute such product. Notwithstanding the foregoing, CMH shall be required to pay the prevailing market rate charged from time to time by HomeCom and/or IRC for upgrades to the product.

SECTION IV.4. Continued Use of CMH Facilities and Utilities. Following the Closing, CMH shall permit IRC to use its current facilities and utilities for up to thirty (30) days free of any charges, until such time as IRC shall have physically removed its operations to HomeCom's Atlanta offices.

SECTION IV.5. Noncompetition Agreement. Higham agrees to execute and deliver to HomeCom at Closing a Noncompetition Agreement.

                                    ARTICLE V

                    CONDITIONS TO THE OBLIGATIONS OF HOMECOM

         The obligations of HomeCom under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by
HomeCom:

SECTION V.1. Representations and Warranties. The representations and warranties of the Stockholders and IRC contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Stockholders and IRC shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Stockholders and IRC shall have delivered to HomeCom a certificate, dated the Closing Date, in a form reasonably satisfactory to HomeCom, certifying to the foregoing.

SECTION V.2. Consents and Approvals. The parties shall have obtained all consents required by all applicable corporate governance documents, regulations, orders and contracts with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

SECTION V.3. No Material Adverse Change. There shall have been no material adverse change in the properties, revenues, Financial Statements, business prospects, condition (financial or otherwise) or results of operations of IRC since December 31, 1997.

SECTION V.4. Secretary's Certificate. HomeCom shall have received a certificate, signed by the Secretary of IRC, dated the Closing Date, as to the charter and by-laws of IRC and the resolutions adopted by the directors of IRC in connection with this Agreement in a form reasonably satisfactory to HomeCom.

SECTION V.5. Employment Agreement. Higham shall have entered into an Employment Agreement in the form attached hereto as Exhibit A (the "HIGHAM EMPLOYMENT AGREEMENT").

SECTION V.6. Termination of Stockholders' Agreement. The Stockholders' Agreement between and among the Stockholders and IRC, as dated effective July 19, 1995, shall be terminated effective as of the Closing, as provided in the action by unanimous consent attached hereto as Exhibit B.

SECTION V.7. Resignations. All directors and officers of IRC, as well as its registered agent in the State of North Carolina, shall have resigned, effective as of the Closing.

SECTION V.8. Closing Date Balance Sheet. At or prior to the Closing, IRC and the Stockholders shall present their best good faith estimate of the balance sheet and working capital of IRC as of the Closing Date (the "ESTIMATED CLOSING DATE BALANCE SHEET"). The Estimated Closing Date Balance Sheet shall reflect net worth and working capital which shall be not less than as reflected on the December 31, 1997 Financial Statements, except for approximately $67,000 of indebtedness due by the Company to CMH, which shall have been repaid prior to the Closing Date.

SECTION V.9. Maximum Amount of Total Issuance. The number of HomeCom Shares constituting the Total Issuance, as calculated in Section 1.2 hereof, shall not exceed Three Hundred Fifty-Seven Thousand and No/100 (357,000) shares of HomeCom capital stock. In the event of the failure of such condition, HomeCom shall have the option in its sole and absolute discretion of terminating this Agreement, with no resulting penalty or monetary obligation to IRC or the Stockholders, including but not limited to those set forth in Article IX hereof.

SECTION V.10. Legal Opinion. IRC and the Stockholders shall have caused their counsel, Underwood Kinsey Warren &

Tucker, P.A., to deliver its legal opinion, reasonably satisfactory to counsel for HomeCom.

SECTION V.11. Other Documents. HomeCom shall have been furnished with such other and further documents and certificates as HomeCom shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

                                  ARTICLE VI.

            CONDITIONS TO THE OBLIGATIONS OF IRC AND THE STOCKHOLDERS

         The obligations of IRC and the Stockholders under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Stockholders:

SECTION VI.1. Representations and Warranties. The representations and warranties of HomeCom contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. HomeCom shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. HomeCom shall have delivered to IRC and the Stockholders a certificate, dated the Closing Date, in a form reasonably satisfactory to IRC and the Stockholders, certifying to the foregoing.

SECTION VI.2. Consents and Approvals. The parties shall have obtained all consents required by all applicable corporate governance documents, regulations, orders and contracts with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

SECTION VI.3. Employment Agreement. Higham shall have entered into the Higham Employment Agreement.

SECTION VI.4. Other Documents. IRC shall have been furnished with such other and further documents and certificates as IRC shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

                                  ARTICLE VII.

                                     CLOSING

SECTION VII.1. Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Articles V or VI hereof, a closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on April 16, 1998 (the "CLOSING DATE") in the offices of Sims Moss Kline & Davis, LLP, the attorney for HomeCom, in Atlanta, Georgia, or on such other date and at such other location as the parties hereto shall mutually agree upon.

SECTION VII.2. Exchange of Shares. On the Closing Date, (i) the Stockholders will assign and transfer to HomeCom good and valid title in and to the IRC Shares, free and clear of all Liens, by delivering to HomeCom a stock certificate or certificates representing all of the IRC Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; (ii) HomeCom shall deliver to each of the Stockholders duly executed certificates representing the Total Issuance of HomeCom Shares, as provided in Sections 1.2 and 1.3 hereof. Additionally, the parties shall deliver to each other all other documents required under this Agreement to be delivered at or prior to the Closing.

                                  ARTICLE VIII.

                       SURVIVAL OF TERMS; INDEMNIFICATION

SECTION VIII.1. Survival. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify each other as set forth in this Article VIII shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto, and shall continue for two (2) years following the Closing Date; provided, however, that with respect to any Taxes or Tax liability of IRC for any period ending prior to or on December 31, 1997, the agreement of the Stockholders to indemnify HomeCom and IRC shall survive until, and all claims with respect thereto shall be made prior to, the expiration of the applicable statute of limitations prescribed by the Internal Revenue Code of 1986, as amended, or any applicable state or local laws or regulations.

SECTION VIII.2. Indemnification by the Stockholders. After the Closing, HomeCom and IRC shall be indemnified and held harmless by the Stockholders against and in respect of any and all damage, loss, liability, cost or expense resulting from, or in respect of, any of the following:

(a) Misrepresentation or Breach. Any material misrepresentation or breach of warranty of IRC or the Stockholders, or nonfulfillment of any obligation on the part of either IRC (to be performed on or prior to the Closing) or the Stockholders under this Agreement, or contained in any Schedule or Exhibit to this Agreement, or from any material misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, Financial Statement or instrument delivered by or on behalf of the Stockholders or IRC hereunder.

(b) Taxes. All Taxes of IRC attributable to any period ending prior to or on December 31, 1997.

(c) Limitations. Notwithstanding anything herein to the contrary, the Stockholders' obligation to indemnify IRC and HomeCom as provided in this Article VIII shall be limited as follows:

                (i) Each Stockholder shall be liable only for his or its pro rata portion of any amount with respect to which an indemnity claim is asserted hereunder. The failure or inability of either Stockholder to pay his or its pro rata portion of such claim shall in no way obligate the other Stockholder to pay all or any part of such unpaid pro rata portion.

                (ii) The maximum amount which each Stockholder shall be obligated to indemnify hereunder, on a cumulative basis, shall be equal to the value of the HomeCom Shares which have been issued to such Stockholder at Closing hereunder . For purposes of this Section 8.2 (c) (ii), the value of such HomeCom shares as of the date they were issued to such Stockholder shall control.

                (iii) The Stockholders shall only indemnify HomeCom to the extent such damage, loss, liability, cost or expense exceeds, on a cumulative basis, Twenty-Five Thousand and No/100 Dollars ($25,000).

SECTION VIII.3. Indemnification by HomeCom. After the Closing, the Stockholders shall be indemnified and held harmless by HomeCom against and in respect of any and all damage, loss, liability, cost or expense resulting from, or in respect of, any of the following:

(a) Misrepresentation or Breach. Any material misrepresentation or breach of warranty of HomeCom, or nonfulfillment of any obligation on the part of IRC (to be performed after the Closing) or HomeCom under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any material misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of HomeCom hereunder.

(b) Taxes. All Taxes of IRC attributable to any period after December 31, 1997.

(c) Limitations. Notwithstanding anything herein to the contrary, HomeCom's obligation to indemnify the Stockholders as provided in this
Article VIII shall be limited as follows:

                (i) The maximum amount which HomeCom shall be obligated to indemnify the Stockholders hereunder, on a cumulative basis, shall be equal to the aggregate value of the HomeCom Shares which have been issued to the Stockholders at Closing. For purposes of this Section 8.3(c)(i), the value of such HomeCom shares as of the date they were issued to the Stockholders shall control.

                (ii) HomeCom shall only indemnify the Stockholders to the extent such damage, loss, liability, cost or expense exceeds, on a cumulative basis, Twenty-five Thousand and No/100 Dollars ($25,000).

SECTION VIII.4. Third Party Claims. In the event a party seeking indemnification hereunder (the "INDEMNITEE") shall receive written notice of any claim or proceeding against it that, if successful, might result in an indemnifiable claim under this Article VIII, then the Indemnitee shall give the party which may be liable for such indemnification hereunder (the "INDEMNITOR") prompt written notice of such claim or proceeding and shall permit the Indemnitor to participate in the defense of such claim or proceeding by counsel of the Indemnitor's own choosing and at the Indemnitor's expense. In addition, the Indemnitor, upon written request, and upon the Indemnitee's written consent which shall be in its sole discretion, may assume control of the defense of any such claim or proceeding, provided that the Indemnitee may participate in any such defense as it may deem necessary or appropriate to protect its interests and the Indemnitor shall assume the cost thereof.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

SECTION IX.1. Amendment and Modification. Subject to all applicable laws, this Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

SECTION IX.2. Waiver. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

SECTION IX.3. Notices. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice to the other parties.

                                             Notices to HomeCom:
                                             ------------------
                                                  With a Copy to:
                                                  --------------

                                        HomeCom Communications, Inc.
                                                  Sims Moss Kline & Davis,
                                             LLP
                                        Building 14, Suite 100
                                                  400 Northpark Town Center
                                        3535 Piedmont Road
                                                  Suite 310
                                        Atlanta, GA 30305
                                                  1000 Abernathy Road, N.E.
                                        ATTN: Harvey Sax, President
                                                  Atlanta, GA 30328
                                             ATTN: Raymond L. Moss, Esq.

                                             Notices to Stockholders:
                                             -----------------------
                                                  With a Copy to:
                                                  --------------
                                        Timothy James Higham
                                                  Shirley J. Linn, Esq.
                                        3141 Diamond Knot Circle
                                                  Underwood Kinsey Warren &
                                        Tampa, FL 33607
                                                  Tucker, P.A.
                                             Charlotte Plaza Building
                                             201 S. College Street,
                                             Suite 2020
                                             Charlotte, NC 29244

                                        Cameron M. Harris & Company
                                                  Shirley J. Linn, Esq.
                                        P. O. Box 220748
                                                  Underwood Kinsey Warren &
                                        Charlotte, NC 28222
                                             Tucker, P.A.
                                        ATTN: William A. Richard, Jr.
                                                  Charlotte Plaza Building
                                             201 S. College Street,
                                             Suite 2020
                                             Charlotte, NC 28244

SECTION IX.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that HomeCom may, without the prior written consent of the Stockholders or IRC, assign its rights hereunder and under any other contracts or documents executed or delivered in connection herewith to an affiliate of HomeCom, provided that HomeCom's ownership interest in such affiliate is at least fifty percent (50%), and provided further that in the event of any such assignment the IRC Shares shall nevertheless be exchanged for HomeCom Shares as provided herein, and not for shares of such HomeCom affiliate.

SECTION IX.5. Governing Law. This Agreement shall be governed by the laws of the State of Georgia, without regard to its principles of conflict of laws. Any action or proceeding arising out of this Agreement may be brought against any of the parties in the State of Georgia, Fulton County, or if it has or can acquire jurisdiction, in the Northern District of Georgia, and each party consents to jurisdiction of such courts in any such action and waives any objection to venue laid therein.

SECTION IX.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION IX.7. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such subject matter other than those expressly set forth or referred to herein.

SECTION IX.8. No Benefit. This Agreement shall not be construed so as to confer any right or benefit upon any person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

SECTION IX.9. Severability. The provisions of this Agreement shall be separable and a determination that any provision of this Agreement is either unenforceable or void shall not affect the validity of any other provision of this Agreement.

SECTION IX.10. Expenses. Each of the parties hereto shall bear its own expenses, including, without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, in the event the transactions contemplated by this Agreement are not consummated due to the failure, without reasonable cause, of either the Stockholders (collectively) or HomeCom to perform their respective conditions precedent as detailed in Articles V or VI hereof, then such party shall pay immediately the other party a break-up fee in the amount of Fifteen Thousand and No/100 ($15,000) dollars.

SECTION IX.11. Tax Implications of Stock Exchange. HomeCom and the Stockholders each acknowledge that they have sought legal and tax counsel with respect to the tax implications of the transactions described in this Agreement and each shall not hold or attempt to hold the other liable for any such implications or for any implications which may differ from those explained to them by their counsel, including any implications arising from the failure of this transaction to qualify as a tax-free reorganization.

[This space left intentionally.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        (SEAL)
                                        TIMOTHY JAMES HIGHAM
                                        CAMERON M. HARRIS & COMPANY

ATTEST:

                                        By:
                                   Vice President
----------------------------------
                        Secretary

        (Corporate Seal)

                                        THE INSURANCE RESOURCE CENTER, INC.

ATTEST:

                                        By:
                                   President
----------------------------------
                        Secretary

        (Corporate Seal)

                                        HOMECOM COMMUNICATIONS, INC.

ATTEST:

                                        By:
                                   President
----------------------------------
                        Secretary

        (Corporate Seal)

                                  Schedule 2.9

                     Payment of Wages and Other Compensation

Accrued Vacation Not Yet Taken
------------------------------

                            Tim Higham                3.75 accrued vacation days
                            Kris Wells                2.50 accrued vacation days
                            Lee Booth                 2.50 accrued vacation days
                            Tim Jackson               2.50 accrued vacation days
                            Tim Madigan               0.00 accrued vacation days
                            Greg Eckler               2.00 accrued vacation days
                            Matt Fury                 2.00 accrued vacation days




Pay Period ends on the fifteenth (15th) day of each month, so IRC employees will transfer to HomeCom's payroll as of April 16, 1998.

                                  Schedule 2.10

                                 Certain Changes

         None.

                                  Schedule 2.11

                               Material Contracts

         None.

                                Schedule 2.12(a)

                                 Owned Property

         See attached.

                                Schedule 2.12(b)

                                      Liens

         None.

                                Schedule 2.12(c)

                                 Leased Property

         None.

                                  Schedule 2.15

                              Intellectual Property

         Tradenames Certificates Direct, Market Match, Agent Pro, Employee Pro, Web Pro, and Job Pro, none of which has been registered with the Federal or any State Trademark Office.

                                  Schedule 3.5

                            HomeCom Stock Information

                                  Schedule 3.8

                               HomeCom Litigation

         None.

                                    EXHIBIT A

                           Higham Employment Agreement

         See attached.

                                    EXHIBIT B

                         IRC Action by Unanimous Consent

         See attached.

I. AMENDMENT TO PURCHASE AGREEMENT. The parties hereto agree to amend the Purchase Agreement in accordance with the follow:

     1.   Conversion Price. The definition of "Conversion Price" set forth in
          Section 1 of the Purchase Agreement is amended to be and read as follows:

          ""Conversion Price" means an amount equal to the lessor of (a) a twenty-five (25%) percent discount from the average closing bid price of the Common Stock as reported by NASDAQ or on other securities exchanges or markets on which the Common Stock is listed for the previous three (3) trading days ending on the day before the Conversion Date, or (b) 2 5/8."

     2. Restrictions on Conversion of Debenture. The Purchasers agree that not to convert any portion of the Remaining Debentures held by each of them for a period of thirty (30) days from the date hereof and thereafter not to convert more than 25% of the Remaining Debentures held by each of them in any thirty (30) day period thereafter (the "Gating Restrictions"). However, in the event that the closing bid price of the Common Stock as reported by NASDAQ or on other securities exchanges or markets on which the Common Stock is listed for the previous five (5) trading days is $3.50 or greater, the foregoing Gating Restrictions shall not apply as long as the closing bid price for the previous five (5) trading days is $3.50 or greater. In addition, if the Common Stock is not traded on the NASDAQ SmallCap Market or the electronic bulletin board, the foregoing Gating Restrictions shall no longer apply. As used herein "Remaining Debentures" shall mean those Debentures described in Exhibit "A" attached hereto.

II. AMENDMENT TO DEBENTURE. The parties hereto agree to amend the Debenture in accordance with the following:

     1. Section 7 - Events of Default. Subparagraph (f) shall be amended and restated as follows:

          "The Issuer's Common Stock is delisted from trading on NASDAQ SmallCap Market or the electronic bulletin board unless it is thereupon admitted to trading on a national stock exchange."


III. DELIVERY OF SHARES OF COMMON STOCK SUBJECT TO CONVERSION NOTICE. Assuming that this Agreement is duly executed and delivered by all parties as of the date hereof, in the interest of settlement and compromise without admitting liability, the Company agrees to issue instructions to its transfer agent to honor the conversion notices of the Purchasers as attached as Exhibit "B hereto (the "Conversion Notices") and to instruct the transfer agent as of the date hereof to (i) issue such shares of Common Stock to the Purchasers in the amounts set forth in the Conversion Notices (the "Conversion Shares") and (ii) to give instructions to DWAC the Conversion Shares with an effective date as of the date hereof.